                                                                EXHIBIT 10(m)(4)

                              EMPLOYMENT AGREEMENT

     In consideration of the mutual promises and covenants contained herein, this Employment Agreement (the "Agreement") is entered into by and between American Electric Power Service Corporation, including any of its parent and/or subsidiary companies, divisions, organizations, or affiliated entities (collectively referred to as "AEP"), and Robert P. Powers (the "Employee" and with AEP sometimes collectively referred to as the "Parties"), this 29th day of July, 1998.

                          Section I: Term of Employment

     1.01 AEP agrees to employ Employee as Senior Vice President-Nuclear beginning on July 31, 1998 (hereafter referred to as the "Date of Hire").

                         Section II: Duties of Employee

     2.01 Employee shall report to E. Linn Draper, Jr. or such other individual as he may designate. Employee's duties and responsibilities shall include, but are not limited to, the following: operating AEP's Cook Nuclear Plant and such other nuclear generation facilities that AEP may periodically acquire, in a safe and efficient manner, ensuring that operations are in full compliance with all applicable local, state and federal laws, regulations and/or ordinances; and perform other related duties that may be assigned from time to time.

     2.02 During Employee's employment with AEP, Employee shall devote Employee's best efforts, loyalty, and entire working time with AEP to the performance of Employee's duties, and shall not render services to, or enter into an employment, independent contractor, consultancy, or agency relationship with, any person, firm, corporation, other business entity and/or governmental body or agency other than AEP without AEP's express, prior and written consent.

                     Section III: Compensation and Benefits

     3.01 As compensation for services and duties rendered under the Agreement, Employee shall receive from AEP an annual salary of $240,000.00 payable in accordance with AEP's standard payroll practices and subject to withholdings for FICA and applicable federal, state and local income taxes.

     3.02 Subject to AEP's right to change, modify, amend and/or eliminate any of the following, Employee shall be entitled to participate in AEP's Exempt Salary Administration Program, The Management Incentive Program ("MICP"), The Performance Share Incentive Program ("PSIP"), The Nuclear Performance Incentive Program ("NPIP"), The AEP System Survivor Benefit Plan (Split Dollar), the American Electric Power Excess Benefit Plan, and AEP's savings, retirement and employee welfare/benefit programs. Upon such terms and conditions established by AEP, and subject to AEP's right to change, modify, amend and/or eliminate the following, the Employee shall also be entitled to additional executive-level benefits such as a company car and a country club membership.

     3.03 Employee shall be entitled to ten days of paid vacation and three paid personal days to be used during 1998, and twenty days of paid vacation and three paid personal days to be used during each year thereafter.

     3.04 Employee shall receive a $300,000.00 bonus payment, subject to withholding for FICA and applicable federal, state and local income tax, as follows: $150,000.00 paid at or around the Date of Hire; $100,000.00 paid on January 1, 1999; and $50,000.00 on January 1, 2000. The Employee can, at Employee's option, defer some or all of the $300,000.00 bonus payment until Employee retires, in the form of a financial instrument that is agreeable to both AEP and the Employee. AEP shall not be obligated to pay the bonus payments that are due and owing to Employee on January 1, 1999 and January 1, 2000 if, prior to those dates, AEP terminates Employee's employment for performance-related reasons or Employee resigns.

                   Section IV: Supplemental Retirement Benefit

     4.01 The Employee shall be entitled to a Supplemental Retirement Benefit. For pension calculation purposes, employee shall be credited with seventeen years of service in addition to the number of years that the Employee actually works for AEP. The Employee shall be entitled to a retirement benefit calculated as follows:

     (a) The retirement benefit the Employee would be entitled to receive as of the date of the Employee's termination of employment, under the terms of the American Electric Power Excess Benefit Plan, as amended from time to time or any successor thereto, based upon the compensation the Employee received during the term of this Employment Agreement, including earned MICP awards and excluding earned PSIP and NPIP awards, based upon the actual number of years of service to AEP plus seventeen years of credited service;

     (b) Less the retirement benefit the Employee would be entitled to receive as of the date of the Employee's termination of employment, under the terms of the American Electric Power System Retirement Plan, as amended from time to time or any successor thereto, based upon the compensation the Employee received during the term of this Employment Agreement, excluding earned MICP, PSIP and NPIP awards, for the actual years of service to AEP;

     (c) Less any retirement benefit the Employee is entitled to receive from all qualified and non-qualified plans sponsored by any prior employer of the Employee. The Employee shall provide the Company with a list of such other plans within a reasonable time after Employee's employment terminates.

     4.02 The Employee's election under the terms of the American Electric Power System Retirement Plan of a 50% Joint and Survivor Annuity or any other optional form of payment, with the valid consent of the Employee's Spouse where required, shall be deemed to be the payment election the Employee makes for purposes of the Supplemental Retirement Benefit.

     4.03 In the event the Agreement is terminated due to the death of the Employee, the Employee's spouse shall be entitled to a Supplemental Pre-Retirement Surviving Spouse Annuity provided that the Employee and the Employee's spouse were married for at least one year prior to the employee's death. The amount of the Supplemental Pre-Retirement Surviving Spouse Annuity shall be equal to the following:

     (a) The pre-retirement surviving spouse annuity the Employee's spouse would be entitled to receive under the terms of the American Electric Power System Excess Benefit Plan, based upon the compensation the Employee received from the Company prior to his death, including earned MICP awards and excluding earned PSIP and NPIP awards;

     (b) Less any surviving spouse annuity the Employee's surviving spouse is entitled to receive from any qualified or non-qualified plan sponsored by any prior employer of the Employee;

     (c) Less any surviving spouse annuity the Employee's surviving spouse is entitled to receive from the American Electric Power System Retirement Plan.

     4.04 The Supplemental Retirement Benefit or the Supplemental Pre-Retirement Surviving Spouse Annuity shall be paid out of the general assets of AEP and shall be covered by the American Electric Power Service Corporation Umbrella Trust for Executives. The supplemental benefits provided by this Agreement are in lieu of any similar benefit provided by the American Electric Power System Excess Benefit Plan.

                             Section V: Termination

     5.01 Employee's employment with AEP is, and will be at all times, "at will". Thus, AEP or Employee may terminate Employee's employment and this Agreement for any or no reason upon written notice to the other. In the case of the Employee, the notice shall be furnished not less than fourteen calendar days prior to the designated date of termination. In the latter instance, AEP reserves the right to accelerate Employee's date of termination by paying Employee two weeks' salary calculated on the basis of the annualized amount indicated in Section 3.01.

     5.02 In the event that Employee's employment is terminated under this Agreement by either the Employee or AEP, AEP shall no longer be obligated to provide Employee with any compensation under Section 3.01, but Employee shall, in accordance with the terms and conditions set forth in each plan then in effect as applicable, be entitled to any amounts to which the Employee may be eligible to receive pursuant to Sections 3.02, Section 3.03, Section 4, and
Section 5.01 and in accordance with the terms and conditions of each plan then in effect.

     5.03 In the event that the Employee's position is eliminated due to a change in AEP's business strategy or organization not related to Employee's performance as the Senior Vice President-Nuclear prior to Employee reaching age 55, AEP will offer Employee either:

     (a)  a   comparable   position   with   comparable   pay,   benefits,   and
          responsibilities within AEP; or

     (b) if no such position is available, AEP will continue Employee's pay and benefits for a period not to exceed eighteen months (hereinafter referred to as the "Transition Period") to provide Employee with an opportunity to find employment outside of AEP. Payments during the first twelve months of the Transition Period shall include Employee's normal salary, benefits, and Employee's target MICP, PSIP and NPIP incentive payments at target, prorated for partial portions of a year. Payment during the last six months of the Transition Period shall include Employee's base salary and benefits only. In the event that no comparable position is available within AEP, the Employee covenants and agrees in good faith to diligently search for a position outside of AEP. AEP's obligations to compensate Employee any amount of pay and/or benefits pursuant to this provision shall cease as of the Employee's effective date of hire with a new employer or at the end of the Transition Period, whichever occurs first.

     (c) For purposes of Section 5.03(a) of this Agreement, a position shall be deemed to be comparable if Employee's total compensation, including incentives at target, equal at least 90% of the compensation that the Employee received with AEP including incentives at target.

     (d) If, prior to the expiration of the Transition Period, the Employee accepts employment with another company that is not comparable (as defined in Section 5.03(b) of this Agreement), AEP will, during the Transition Period, pay the difference between Employee's new total compensation, including incentives at target, and the payments the Employee would have received had the Employee not accepted the employment with another company.

         Section VI: Confidential Business Information and Trade Secrets

     6.01 Employee recognizes that during Employee's employment with AEP, the Employee will have access to and become familiar with confidential, proprietary and/or trade secret information which is owned by AEP and regularly used in its operation. Employee understands and agrees that AEP's confidential, proprietary and/or trade secret information derives independent economic value for AEP, actual or potential, from not being generally known or readily ascertainable by other persons and entities who can obtain economic value from such information, and that AEP takes reasonable efforts to maintain the secrecy of this information. Employee agrees that during Employee's employment with AEP, except as required in the performance of Employee's employment with AEP, or at any time thereafter, Employee shall not directly or indirectly possess, use, convert, misappropriate, copy or duplicate any confidential, proprietary and/or trade secret information, or communicate, disclose, sell, transmit or transfer any confidential, proprietary and/or trade secret information to any person, firm, partnership, corporation, proprietorship, or business organization or entity of any kind or description.

     6.02 Employee acknowledges that confidential, proprietary and/or trade secret information is defined to include, but is not limited to, the whole or any part of paper copies or paper documents of any kind, computer data bases, computer e-mail, computer programs and/or computer memory or storage devices of any kind that contain, reflect, or relate to: (a) the design, process, procedure, method, technique, formula, or improvement of any current or future products or services developed, manufactured, owned, produced, sold, leased, distributed or provided by AEP; (b) marketing plans and any associated information such as customer names and/or contacts, addresses, telephone or fax numbers, mailing lists, and customer, vendor and supplier account data; (c)
consulting reports; (d) site assessments; (e) business plans, financial information, billing information, sales figures, price lists, discounts, or any financial information; (f) computer passwords or codes; (g) information or data relating to the energy commodity market and related financial instruments, and/or statistical and analytical data, including analytical models, used to forecast changes in the pricing of energy commodities or the value of related financial instruments.

     6.03 Employee understands and agrees that prior to or immediately upon the termination of Employee's employment with AEP, whether voluntarily or involuntarily and regardless of the circumstances relating to the termination, Employee shall deliver and leave with AEP in good order all such confidential, proprietary and/or trade secret information, in addition to any other AEP property, including computer diskettes, laptops and any related equipment, which is in Employee's possession and/or control.


                           Section VII: Miscellaneous

     7.01 The Agreement shall be binding upon and inure to the benefit of AEP and its successors and assigns, and Employee and Employee's assigns, legal representatives and heirs. The Agreement shall be assignable by AEP to any successor employer.

     7.02 Nothing herein shall be construed as amending the terms and conditions of the American Electric Power System Retirement Plan, the American Electric Power System Employees Savings Plan, the MICP, PSIP or NPIP.

     7.03 The provisions of the Agreement are severable. If any provision of the Agreement is found by a court of competent jurisdiction to be unreasonable and invalid, that determination shall not affect the enforceability of the other provisions, which shall be enforced in all respects to the maximum benefit of AEP.

     7.04 The Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Employee and AEP agree that AEP has the exclusive right to decide the forum appropriate for any litigation that relates to the validity, interpretation, performance, enforcement, breach or threatened breach of the Agreement and/or Employee's job performance, conduct, and/or termination from employment thereunder. In the event that AEP determines that it is appropriate for any of the aforementioned issues relating to the Agreement to be litigated in a state or federal court located in the State of Ohio, by entering into this Agreement Employee expressly agrees to confer personal jurisdiction of Employee upon the common pleas, municipal, and federal courts of the State of Ohio. In the event that the Employee initiates any legal action relating to the aforementioned issues, Employee expressly agrees to bring said legal action in the Franklin County Court of Common Pleas, Franklin County, Ohio (subject to AEP's right to remove the action to federal court if allowed by law) or the United States District Court for the Southern District of Ohio, Eastern Division in Columbus, Ohio.

     7.05 AEP shall have the right to assign this Agreement to any of its parent and/or subsidiary companies, divisions, organizations or affiliated entities that presently exist or which may be established in the future.

     7.06 The Agreement contains the entire understanding of the Parties relating to the subject matter hereof, and AEP and Employee each acknowledge that they have made no agreements, representations or warranties, express or implied, relating to the subject matter of the Agreement which are not set forth herein or attached hereto as an addendum. No provision of the Agreement may be changed, modified or waived except by an agreement in writing and signed by Employee and E. Linn Draper, Jr.


/s/ Robert P. Powers


/s/ E. Linn Draper, Jr.
Chairman of the Board, President and Chief Executive Officer,
American Electric Power Service Corporation